UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 26, 2005

NCR CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-00395

Maryland	31-0387920
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1700 S. Patterson Blvd.

Dayton, Ohio 45479

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (937) 445-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

NCR Corporation (the “Company”), by this Amendment No. 1 to its Current Report on Form 8-K, hereby amends and restates in its entirety the Current Report on Form 8-K filed on July 26, 2005 (the “Original Filing”), to correct a typographical error contained in the press release attached to the Original Filing as Exhibit 99.1. As a result, this Amendment No. 1 to Form 8-K supersedes the Original Filing, and the corrected press release is furnished as Exhibit 99.1 hereto.

Item 2.02 Results of Operations and Financial Condition.

NCR Corporation is furnishing the following information as required under Item 2.02 “Results of Operations and Financial Condition” of Form 8-K. Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

On July 26, 2005, the Company issued a press release announcing its second-quarter 2005 revenue, operating income and earnings per share amounts. The Company also provided revenue and earnings per share forecasts for the third quarter of 2005 and for the 2005 fiscal year. A copy of the press release is furnished as Exhibit 99.1 of this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)     Exhibits:

The following exhibits are filed with this current report on Form 8-K:

Exhibit Number	Description of Exhibit
99.1	Press Release dated July 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NCR CORPORATION

Date: July 27, 2005	By:	/s/ Peter J. Bocian
Peter J. Bocian
Senior Vice President and Chief Financial Officer

Index to Exhibits

Exhibit No.	Description
99.1	Press Release dated July 26, 2005.